UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Jaguar Uranium Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43094	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-1136 Centre Street
Thornhill, Ontario L4J 3M8
Canada

(Address of principal executive offices) (Zip Code)

(416) 648-4065

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, no par value	JAGU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 12, 2026, Jaguar Uranium Corp. (the “Company”) filed a final non-offering prospectus (the “Canadian Prospectus”) with the Ontario Securities Commission (the “OSC”), being the securities regulatory authority in the Province of Ontario, Canada.  Upon the issuance of a final receipt for the Canadian Prospectus by the OSC on June 12, 2026, the Company became a “reporting issuer” subject to the continuous disclosure requirements prescribed under the Securities Act (Ontario).

Since no securities are being offered pursuant to the Canadian Prospectus, no proceeds will be raised, and all expenses incurred in connection with the preparation and filing of the Canadian Prospectus have been and will be paid by the Company from its general corporate funds.

Additional disclosure in the Canadian Prospectus is filed herewith as Exhibit 99.1 and the Canadian Prospectus is filed on the System for Electronic Data Analysis and Retrieval + (SEDAR+) at www.sedarplus.ca.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Certain information from the final non-offering prospectus dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 16, 2026	Jaguar Uranium Corp.

	By:	/s/ Steven Gold
	Name:	Steven Gold
	Title:	President and Chief Executive Officer

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